                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                                     HERTZ
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

                                   HERTZ LOGO

The Hertz Corporation                                         225 Brae Boulevard
                                                    Park Ridge, New Jersey 07656

                                                                  April 15, 1999

TO OUR STOCKHOLDERS:

The 1999 annual meeting will be held on May 21, 1999 at 10:00 a.m., eastern daylight savings time, at The Park Ridge Marriott, 300 Brae Boulevard, Park Ridge, New Jersey.

Please read these materials so that you'll know what we plan to do at the meeting. Also, please sign and return the accompanying proxy card in the postage-paid envelope. This way, your shares will be voted as you direct even if you can't attend the meeting. If you would like to attend, please see the instructions on page 30.

                                               [/s/ F.A. Olson]
                                               FRANK A. OLSON
                                               Chairman of the Board

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE FILL IN, SIGN, DATE, AND PROMPTLY MAIL THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                               TABLE OF CONTENTS

Notice of Annual Meeting of Stockholders....................       i
Defined Terms...............................................      ii
Proxy Statement.............................................       1
Election of Directors.......................................       3
Committees of the Board of Directors........................       7
Management Stock Ownership..................................       9
Section 16(a) Beneficial Ownership Reporting Compliance.....      10
Security Ownership of Certain Beneficial Owners.............      10
Compensation of Directors...................................      11
Certain Relationships and Related Transactions..............      11
Compensation Committee Report on Executive Compensation.....      13
Compensation of Executive Officers..........................      16
Stock Options...............................................      17
Long-Term Incentive Plan Awards.............................      19
Employment Agreements.......................................      20
Stock Performance Graphs....................................      21
Retirement Plans............................................      22
Proposals Requiring Your Vote...............................      24
Stockholder Proposals for 2000..............................      29
Annual Report and Other Matters.............................      29
Expenses of Solicitation....................................      29
How to Attend the Annual Meeting............................      30
Location of the Annual Meeting..............................      30
Employee Stock Purchase Plan................................     A-1

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The annual meeting of stockholders of The Hertz Corporation will be held at The Park Ridge Marriott, 300 Brae Boulevard, Park Ridge, New Jersey on May 21, 1999, at 10:00 a.m., eastern daylight savings time. The purpose of the meeting is to elect directors and to vote on the following proposals:

PROPOSAL 1. The approval of PricewaterhouseCoopers LLP as Hertz's independent public accountants for 1999.

PROPOSAL 2. The approval of Hertz's Employee Stock Purchase Plan.

The record date for the annual meeting is March 25, 1999. Only stockholders of record at the close of business on that date can vote at the meeting.
                                         /s/ John M. Rintamaki
                                         JOHN M. RINTAMAKI
                                         Secretary

April 15, 1999

                                 DEFINED TERMS

"CLASS A COMMON STOCK" means Hertz's Class A Common Stock.

"CLASS B COMMON STOCK" means Hertz's Class B Common Stock.

"COMMON STOCK" means Hertz's Class A Common Stock and Class B Common Stock.

"HERTZ" or "WE" or "COMPANY" means The Hertz Corporation.

"EXECUTIVE INCENTIVE COMPENSATION PLAN" means Hertz's Executive Incentive Compensation Plan.

"FFS" means Ford Financial Services, Inc.

"FORD" means Ford Motor Company.

"FORD FSG" means Ford FSG, Inc., a wholly-owned indirect subsidiary of Ford.

"HERC" means Hertz Equipment Rental Corporation, a wholly-owned subsidiary of Hertz.

"HERTZ AUSTRALIA" means Hertz Australia Pty. Limited, a wholly-owned indirect subsidiary of Hertz.

"LONG-TERM EQUITY COMPENSATION PLAN" means Hertz's Long-Term Equity Compensation Plan.

"LONG-TERM INCENTIVE PLAN" means Hertz's Long-Term Incentive Plan.

"NAMED EXECUTIVES" means the executives named in the Summary Compensation Table on page 16.

                                PROXY STATEMENT

THE HERTZ CORPORATION                                             April 15, 1999
225 BRAE BOULEVARD
PARK RIDGE, NEW JERSEY 07656

The Board of Directors is soliciting proxies to be used at the 1999 annual meeting. This proxy statement and the form of proxy will be mailed to stockholders beginning April 15, 1999.

Definitions of some of the terms used in this Proxy Statement appear on the facing page.

WHO CAN VOTE

Record holders of Class A Common Stock and record holders of Class B Common Stock at the close of business on March 25, 1999 may vote at the meeting.

On March 25, 1999, 40,551,248 shares of Class A Common Stock and 67,310,167 shares of Class B Common Stock were outstanding. Each stockholder has one vote for each share of Class A Common Stock and five votes for each share of Class B Common Stock.

Holders of Class A Common Stock have 10.8% of the general voting power; holders of Class B Common Stock have the remaining 89.2% of the general voting power. Holders of Class A Common Stock and holders of Class B Common Stock will vote together, without regard to class, on the matters to be voted upon at the meeting.

HOW YOU CAN VOTE

If you return your signed proxy to us before the annual meeting, we will vote your shares as you direct. You can specify on your proxy whether your shares should be voted for all, some, or none of the nominees for director. You can also specify whether you approve, disapprove, or abstain from each of the Proposals. The Proposals will be presented at the meeting by management. The Proposals are described in this proxy statement on pages 24-28.

IF YOU DO NOT SPECIFY ON YOUR PROXY CARD HOW YOU WANT TO VOTE YOUR SHARES, WE WILL VOTE THEM "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR AS SET FORTH UNDER "ELECTION OF DIRECTORS" BELOW; AND "FOR" EACH OF THE PROPOSALS.

REVOCATION OF PROXIES

You can revoke your proxy at any time before it is exercised in any of three ways:

     (1) by submitting written notice of revocation to the Secretary;

     (2) by submitting another proxy that is properly signed and later dated; or

     (3) by voting in person at the meeting.

REQUIRED VOTES

A majority of the votes that could be cast in the election or on a proposal by stockholders who are either present in person or represented by proxy at the meeting is required to elect the nominees for director and to approve each of the Proposals. The votes are computed for each share as described on page 1.

The total number of votes that could be cast at the meeting is the number of votes actually cast plus the number of abstentions. Abstentions are counted as "shares present" at the meeting for purposes of determining whether a quorum exists and have the effect of a vote "against" any matter as to which they are specified. Proxies submitted by brokers that do not indicate a vote for a Proposal because they don't have discretionary voting authority and haven't received instructions as to how to vote on such Proposal (so-called "broker nonvotes") are not considered "shares present" and will not affect the outcome of the vote.

OTHER MATTERS TO BE ACTED UPON AT THE MEETING

We do not know of any other matters to be presented or acted upon at the meeting. No business besides that stated in the meeting notice may be transacted at this meeting of stockholders. If any other matter is presented at the meeting on which a vote may properly be taken, the shares represented by proxies in the accompanying form will be voted in accordance with the judgment of the person or persons voting those shares.

                             ELECTION OF DIRECTORS

Nine directors will be elected at this year's annual meeting. Each director will serve until the next annual meeting or until he is succeeded by another qualified director who has been elected.

We will vote your shares as you specify on the enclosed proxy form. If you sign, date, and return the proxy form but don't specify how you want your shares voted, we will vote them for the election of all the nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares for that other person.

Each of the nominees for director is now a member of the Board of Directors, which met four times during 1998. The following information about the nominees was provided by the nominees.

NOMINEES
--------------------------------------------------------------------------------

FRANK A. OLSON
Age:                          66
Director Since:               1974
Principal Occupation:         Chairman and Chief Executive Officer ("CEO"),
                              The Hertz Corporation
Recent Business Experience:   Mr. Olson has been CEO of the Company since March
                              1977 and Chairman of the Board of Directors since
                              June 1980. From June 1987 to December 1987, Mr.
                              Olson was also Chairman of the Board, President and
                              CEO of UAL Corporation.
Other Directorships:          Becton, Dickinson and Co.; Fund American Holdings,
                              Inc.; Amerada Hess Corporation
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
CRAIG R. KOCH
Age:                          52
Director Since:               1994
Principal Occupation:         President and Chief Operating Officer ("COO"),
                              The Hertz Corporation
Recent Business Experience:   Mr. Koch has been President and COO of the Company
                              since September 1993. Prior to that time, Mr. Koch
                              held a number of senior management positions within
                              Hertz, including Executive Vice President and
                              President -- North America Car Rental Operations;
                              Executive Vice President and General Manager -- Car
                              Rental Division.
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
LOUIS C. BURNETT
Age:                          53
Director Since:               1997
Principal Occupation:         Managing Partner, Secura Burnett Company LLC
Recent Business Experience:   Mr. Burnett is the Co-Founder and Managing Partner
                              of Secura Burnett. Prior to entering the consulting
                              business, Mr. Burnett spent 20 years as a banker
                              with Wells Fargo Bank and Union Bank.
-----------------------------------------------------------------------------------------------------------
JOHN M. DEVINE
Age:                          54
Director Since:               1996
Principal Occupation:         Executive Vice President and Chief Financial
                              Officer ("CFO"), Ford Motor Company
Recent Business Experience:   Mr. Devine has been Executive Vice President and
                              CFO of Ford since November 1996 and CFO of Ford
                              since October 1994. From April 1991 until May 1994,
                              Mr. Devine was Chairman of the Board and CEO of
                              First Nationwide Bank.
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
MICHAEL T. MONAHAN
Age:                          60
Director Since:               1997
Principal Occupation:         President, Comerica Incorporated and Comerica Bank
Recent Business Experience:   Mr. Monahan has been the President of Comerica Bank
                              since 1992 and the President of Comerica
                              Incorporated since July 1993. Prior to that time,
                              Mr. Monahan was the President and COO of
                              Manufacturers National Corporation and
                              Manufacturers Bank, N.A.
Other Directorships:          Comerica Incorporated; Comerica Bank; Jacobson
                              Stores, Inc.
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
PETER J. PESTILLO
Age:                          61
Director Since:               1993
Principal Occupation:         Vice Chairman and Chief of Staff,
                              Ford Motor Company
Recent Business Experience:   Mr. Pestillo has been Vice Chairman and Chief of
                              Staff of Ford since January 1999. From January 1993
                              to December 1998, Mr. Pestillo was Executive Vice
                              President -- Corporate Relations of Ford. Prior to
                              that time, Mr. Pestillo held a number of senior
                              management positions within Ford, including Vice
                              President -- Corporate Relations and Diversified
                              Businesses; Vice President -- Employee and External
                              Affairs.
Other Directorships:          Rouge Steel Company
-----------------------------------------------------------------------------------------------------------
JOHN M. RINTAMAKI
Age:                          56
Director Since:               1999
Principal Occupation:         Vice President -- General Counsel and Secretary,
                              Ford Motor Company
Recent Business Experience:   Mr. Rintamaki has been Vice President -- General
                              Counsel and Secretary of Ford Motor Company since
                              January 1999. He became Secretary in July, 1993,
                              having been Assistant General Counsel since
                              October, 1991, and Assistant Secretary since
                              September, 1986. Prior to that time, he has held
                              various executive positions with Ford.
-----------------------------------------------------------------------------------------------------------
JOHN M. THOMPSON
Age:                          56
Director Since:               1997
Principal Occupation:         Senior Vice President and Group Executive,
                              International Business Machines Corporation
Recent Business Experience:   Mr. Thompson has been Senior Vice President and
                              Group Executive of IBM since 1993. Prior to that
                              time, Mr. Thompson held a number of senior
                              management positions within IBM, including
                              President and CEO of IBM Canada, Chairman of IBM
                              Canada and Global Vice President of Marketing.
Other Directorships:          Toronto Dominion Bank
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
JOSEPH A. WALKER
Age:                          44
Director Since:               1997
Principal Occupation:         Managing Director, J. P. Morgan & Co.
Recent Business Experience:   Mr. Walker has been Co-head of Advisory/Mergers and
                              Acquisitions at J. P. Morgan since 1994. Prior to
                              that time, Mr. Walker held a number of senior
                              positions within J. P. Morgan, including Head of
                              the Basic Industries Group in the Advisory/Merger
                              and Acquisitions Department and Head of the
                              Restructuring Advisory Group
Other Directorships:          Roulette Intermedium, Inc.; Meet the Composer;
                              Pratt Institute
-----------------------------------------------------------------------------------------------------------

                      COMMITTEES OF THE BOARD OF DIRECTORS

AUDIT COMMITTEE

Number of Members:             2

Members:                       Joseph A. Walker (Chairman)
                               Louis C. Burnett

Number of Meetings in 1998:    2

Functions:                     Selects independent public accountants to audit
                               Hertz's books and records, subject to stockholder approval.

                               Consults with these accountants and reviews and approves the scope of their audit.

                               Reviews internal controls, accounting practices, financial structure, and financial reporting.

                               Reports to the Board of Directors about these matters.

COMPENSATION COMMITTEE

Number of Members:             2

Members:                       Michael T. Monahan (Chairman)
                               John M. Thompson

Number of Meetings in 1998:    4

Functions:                     Considers and makes recommendations on Hertz's
                               executive compensation plans.

                               Establishes base salaries and determines any Executive Incentive Compensation Plan awards for Hertz's executive officers.

                               Considers and makes grants of stock options, grants of restricted stock, and Long-Term Incentive Plan awards.

NOMINATING COMMITTEE

Number of Members:             5

Members:                       Frank A. Olson (Chairman)
                               Louis C. Burnett
                               Michael T. Monahan
                               John M. Thompson
                               Joseph A. Walker

Number of Meetings in 1998:    1

Functions:                     Considers stockholder suggestions for nominees
                               for director (other than self-nominations).
                               Suggestions should be submitted to the Secretary of the Company, 225 Brae Boulevard, Park Ridge,
                               New Jersey 07656. Suggestions received by the
                               Secretary's office before December 31 will be considered by the Committee at a regular meeting in the following year, before the proxy materials are mailed to the stockholders.

SPECIAL FINANCE COMMITTEE

Number of Members:             2

Members:                       Frank A. Olson
                               Craig R. Koch

Number of Meetings in 1998:    2

Functions:                     Approves the issuance of public debt.

                           MANAGEMENT STOCK OWNERSHIP

The table below shows how much stock of Hertz and Ford each director, nominee and Named Executive beneficially owned as of March 1, 1999. No director, nominee or executive officer, including Named Executives, beneficially owned more than 0.6% of Hertz's total outstanding Class A Common Stock or Ford Common Stock. Present directors and executive officers as a group, including the Named Executives, beneficially owned 1.6% of Hertz Class A Common Stock and less than 0.02% of Ford Common Stock. In addition, these persons held options exercisable on or within 60 days after March 1, 1999 to buy 517,802 shares of Hertz Class A Common Stock and 561,231 shares of Ford Common Stock under stock option plans.

-----------------------------------------------------------------------------------------------------------------------------
                                                             Amount and Nature of Beneficial Ownership
                                      ---------------------------------------------------------------------------------------
                                             Hertz Class A Common Stock(1)                   Ford Common Stock(2)
                                      ---------------------------------------------------------------------------------------
                Name                       Unrestricted         Restricted(3)          Unrestricted           Restricted
-----------------------------------------------------------------------------------------------------------------------------
 Frank A. Olson*                              22,000               215,260
-----------------------------------------------------------------------------------------------------------------------------
 Craig R. Koch*                                9,000               157,015
-----------------------------------------------------------------------------------------------------------------------------
 Joseph R. Nothwang                           13,016                59,865                   870
-----------------------------------------------------------------------------------------------------------------------------
 Brian J. Kennedy                              3,000                29,930
-----------------------------------------------------------------------------------------------------------------------------
 Paul J. Siracusa                              5,000                29,930
-----------------------------------------------------------------------------------------------------------------------------
 Louis C. Burnett*                             1,000
-----------------------------------------------------------------------------------------------------------------------------
 John M. Devine*                               2,000                                      48,508(4)
-----------------------------------------------------------------------------------------------------------------------------
 Michael T. Monahan*                           1,000
-----------------------------------------------------------------------------------------------------------------------------
 Peter J. Pestillo*                            5,000                                     150,595(4)
-----------------------------------------------------------------------------------------------------------------------------
 John M. Rintamaki*                              500                                       6,638(4)
-----------------------------------------------------------------------------------------------------------------------------
 John M. Thompson*                             4,000                                         200
-----------------------------------------------------------------------------------------------------------------------------
 Joseph A. Walker*                             1,000
-----------------------------------------------------------------------------------------------------------------------------
 All Directors and Executive Officers
    as a group (19 persons)                   79,316               581,860               206,811
-----------------------------------------------------------------------------------------------------------------------------

* Indicates Directors

NOTES

(1)On March 1, 1999, or within 60 days after that date, the following individuals have exercisable options to acquire shares of Hertz Class A Common Stock awarded under the Hertz Long-Term Equity Compensation Plan, as follows:
Mr. Kennedy -- 47,837; Mr. Koch -- 97,489; Mr. Nothwang -- 94,024; Mr.
Olson -- 148,144; and Mr. Siracusa -- 31,344.

(2)On March 1, 1999, or within 60 days after that date, the following individuals have exercisable options to acquire shares of Ford Common Stock awarded under Ford's 1990 or 1998 Long-Term Incentive Plan, as follows: Mr. Devine -- 172,918 shares; Mr. Koch -- 8,569 shares; Mr. Olson -- 8,668 shares; Mr. Pestillo -- 334,735 shares; and Mr. Rintamaki -- 36,341 shares.

To account for any change in the value of Ford Common Stock resulting from the spin-off of Ford's interest in Associates First Capital Corporation on April 7, 1998, the Ford stock options held as of April 9, 1998 were adjusted to ensure that the aggregate value of the Ford stock options before and after the spin-off would be approximately equal. References to these stock options issued prior to April 9, 1998 are to the adjusted amounts.

(3)Awarded under the Long-Term Equity Compensation Plan and subject to restrictions as described in the Compensation Committee Report on Executive Compensation beginning on page 13 of this proxy statement.

(4)Includes units in the Ford Stock Fund under Ford's Savings and Stock Investment Plan, credited to the following individuals and representing the following number of shares: Mr. Devine -- 14,472 shares; Mr. Pestillo -- 1,761 shares; and Mr. Rintamaki -- 5,985 shares.

                                 SECTION 16(a)
                   BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on Hertz's records and other information, Hertz believes that all Securities and Exchange Commission filing requirements applicable to its directors and officers were complied with for 1998.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table shows the name and address of each person known to Hertz that beneficially owns in excess of 5% of any class of Hertz voting stock as of March 1, 1999.

 ----------------------------------------------------------------------------------------------------------
                                                               Amount and Nature of Beneficial Ownership
 ----------------------------------------------------------------------------------------------------------
                                                                                 Shared Voting
                                     Name and Address        Sole Voting and     and Investment    Percent
   Title of Class of Stock         of Beneficial Owner       Investment Power        Power         of Class
 ----------------------------------------------------------------------------------------------------------
 Class A Common Stock          Ford FSG, Inc.                 20,245,833             0              49.9 %(1)
                               The American Road
                               Dearborn, Michigan
                               48121-1899
 ----------------------------------------------------------------------------------------------------------
 Class B Common Stock          Ford Motor Company             67,310,167             0              100  %(1)
                               The American Road
                               Dearborn, Michigan
                               48121-1899
 ----------------------------------------------------------------------------------------------------------

NOTES

(1)The Class A Common Stock and Class B Common Stock will be voted as a single class at the Annual Meeting for purposes of the Proposals set forth in this proxy statement. Because the holder of the Class B Common Stock is entitled to five votes per share, Ford holds 94.6% of the aggregate voting power of Hertz's outstanding common stock.

                           COMPENSATION OF DIRECTORS

FEES. Directors' fees, paid only to directors who are not Hertz employees or employees of any of its affiliates, are as follows:

Annual Board membership fee                                     $25,000
Attendance fee for each Board meeting or
  separate Committee meeting                                    $ 1,000

STOCK OPTION PLAN. In an effort to link director and stockholder interests, each director who is not an employee of Hertz or any of its affiliates receives an annual option to purchase 1,500 shares of Class A Common Stock. The exercise price is the closing price of Class A Common Stock on the date the option is granted. Vesting terms may vary based on the Board's discretion.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATIONSHIP WITH DIRECTORS

Joseph A. Walker, a Managing Director of J. P. Morgan & Co., became a Hertz director on July 15, 1997. J. P. Morgan & Co. has provided Hertz with commercial and investment banking services and is expected to provide similar services in the future.

RELATIONSHIP WITH FORD

As of March 1, 1999, Ford beneficially owned 49.9% of the outstanding Class A Common Stock and 100% of the outstanding Class B Common Stock of Hertz (which Class B Common Stock is entitled to five votes per share on any matter submitted to a vote of Hertz's stockholders). The common stock beneficially owned by Ford represents in the aggregate 94.6% of the combined voting power of all of Hertz's outstanding common stock. Accordingly, Ford is able to exercise control over the business and affairs of Hertz, including the ability to elect all members of Hertz's Board of Directors.

Set forth below are descriptions of certain agreements, relationships and transactions between Hertz and Ford.

CAR SUPPLY AGREEMENT

Hertz and Ford have a Car Supply Agreement with a ten-year term. The agreement began on September 1, 1997 and ends on August 31, 2007. Under the agreement, Ford and Hertz have agreed to negotiate annually the supply of cars on terms and conditions that are competitive with those offered by other car manufacturers to car rental companies.

JOINT ADVERTISING AGREEMENT

Hertz and Ford have a Joint Advertising Agreement with a ten-year term. The agreement began on September 1, 1997 and ends on August 31, 2007. Under the agreement, Ford has agreed to pay one-half of Hertz's advertising costs, provided, among other things, Hertz purchases up to a certain percentage of cars from Ford to meet its fleet requirements so long as Ford is competitive. The advertising must feature Ford vehicles.

CORPORATE AGREEMENT

Hertz and Ford have a Corporate Agreement under which Hertz granted to Ford a continuing option to purchase additional shares of Class B Common Stock or shares of nonvoting capital stock of Hertz necessary to maintain its then existing percentage of voting power, value and ownership. The purchase price of Class B Common Stock will be the market price of the Class A Common Stock, and the purchase price of nonvoting capital stock will be the price at which the stock may be purchased by third parties. This stock option expires if Ford reduces its beneficial ownership of Hertz's Common Stock to less than 20% of the outstanding shares.

The agreement also provides that Hertz will, upon request, register its Common Stock and nonvoting capital stock beneficially owned by Ford for sale and pay related costs and expenses.

The agreement also provides that as long as Ford maintains beneficial ownership of a majority of the shares of Hertz's Common Stock, Hertz may not take any action detrimental to Ford.

TAX-SHARING AGREEMENT

Hertz is included in Ford's federal consolidated income tax group. Hertz's federal income tax liability is included in the consolidated federal income tax liability of Ford and its subsidiaries. Hertz and Ford have a Tax Sharing Agreement under which the amount of taxes paid by Hertz will be determined as if Hertz filed separately. Utilization of foreign tax credits will be based upon the consolidated group results.

Ford is the sole and exclusive agent for Hertz in all matters relating to the income and franchise taxes and similar liabilities of Hertz. Ford has responsibility for the preparation and filing of consolidated federal, state and local income tax returns, and has the power to contest or compromise any tax adjustment or deficiency and to negotiate any refund claim for Hertz.

In general, Hertz is included in Ford's consolidated group for federal income tax purposes as long as Ford beneficially owns at least 80% of the total voting power and value of Hertz's outstanding Common Stock. During the period Hertz is included in Ford's consolidated group, Hertz could be liable for any federal tax liability incurred by any other member of Ford's consolidated group.

COMMERCIAL PAPER DEALER AGREEMENTS

Hertz has a Sales Agency Agreement with FFS, a NASD registered broker-dealer and an indirect, wholly-owned subsidiary of Ford. FFS acts as a dealer for Hertz's domestic commercial paper program. Hertz pays fees to FFS which range from .035% to .05% per annum of commercial paper placed depending on the monthly average dollar value of the notes outstanding. In 1998, Hertz paid FFS $623,000 in fees. FFS is under no obligation to purchase any notes for its own account. FFS has been the sole commercial paper dealer for Hertz since October 1994. Hertz, through its subsidiary, Hertz Australia, has a similar agreement with Ford Credit Australia Limited, also an indirect, wholly-owned subsidiary of Ford.

CREDIT FACILITY AND LOANS

Ford has extended to Hertz a $500 million credit facility under which Hertz may borrow, repay and reborrow at rates of interest based on London Interbank Offered Rates. Hertz pays Ford an annual commitment fee on the undrawn amounts equal to 0.07% from July 1, 1997 to and including the expiration date of the facility. The credit agreement ends on June 30, 2000, but is automatically extended annually for an additional year unless Ford gives notice of termination. No amounts are currently outstanding under this facility.

In addition, at December 31, 1998, Hertz had a $250 million loan from Ford, which matures on November 15, 1999.

OTHER RELATIONSHIPS AND TRANSACTIONS

Hertz and Ford also have other transactions in the ordinary course of their respective businesses. These include HERC providing equipment rental services to Ford, Hertz providing insurance claim management services to Ford and Hertz providing car rental services to Ford.

Hertz is named as an additional insured under certain of Ford's insurance policies and pays its allocated portion of the insurance premiums.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
                 (HOW HERTZ DETERMINES EXECUTIVE COMPENSATION)

COMPENSATION COMMITTEE PHILOSOPHY AND GUIDING PRINCIPLES

The Committee has established the following philosophy and principles as its operating framework:

        - Attract and retain the best people in the industry;

        - Emphasize performance-based pay by paying above-average awards for above-average performance; and

        - Focus on the use of equity-based incentives that reward the creation of stockholder value while recognizing the achievement of key financial and strategic objectives.

COMPENSATION LEVELS

The Committee relates total compensation levels for Hertz's executive officers to the total compensation paid to similarly situated executives of several Peer Groups of companies. The companies comprising the Peer Groups were selected by Hertz and its compensation consultant to ensure that Hertz remains competitive with service companies (including car rental and equipment rental companies) and general industry standards. This group includes companies in the Russell 1000 which is used in the performance graph.

Total compensation is targeted to approximate the median of the average of the Peer Groups for executive positions. The target moves closer to the 75th percentile for selected key positions which are critical to the future success of Hertz and are held by experienced, high-performing incumbents. However, because of the performance-oriented nature of the incentive programs, total compensation may exceed market norms when Hertz's targeted performance goals are exceeded and significant value is created for stockholders. Likewise, total compensation may lag the market when performance goals are not achieved.

Based on the most recently completed compensation study conducted by the Company's independent compensation consultant, overall total compensation for the executive positions in the study approximated the median of the total compensation of similarly situated positions in the Peer Groups.

ANNUAL COMPENSATION

Eligible management and key employees participate in Hertz's Executive Incentive Compensation Plan (EICP) which pays annual cash incentive awards if certain specified objectives are met. Objectives for 1998 were based on pretax income (weighted at 70%) and return on equity (weighted at 30%). The measurement of these goals is done at the corporate level for corporate participants and a combination of corporate and business unit levels for business unit executives. Individuals are assigned target awards based on Peer Group comparisons. Actual awards can vary between 0 and 250 percent of target awards based on actual performance.

Hertz emphasizes increasing levels of profitability in the goal-setting process. Incentives are provided deep into the organization, including all operating managers, which has been critical in driving the entire organization to exceed its goals. Objectives were exceeded for most business units and overall corporate results exceeded goals. For the Named Executives, actual bonuses based on 1998 performance ranged from 148.0 to 155.2 percent of target.

Overall, base salaries for officers are slightly below the 50th percentile, and the combination of 1998 bonuses and base salaries for officers are at the 50th percentile of the consultant's survey.

LONG-TERM COMPENSATION

Hertz emphasizes the link between executives' interests and stockholder interests through equity and cash-based long-term incentives.

        - Stock Options and Restricted Stock. Grants of stock options and restricted stock were made in 1998 under the Hertz Long-Term Equity Compensation Plan which was approved by the shareholders in 1998. Grants were made to executive officers to ensure that their interests are aligned with stockholders. The grants contain vesting provisions which are intended to help retain executives in the increasingly competitive marketplace in which Hertz competes.

          In general, stock options are granted on an annual basis. Grants of restricted stock are used only in special circumstances, primarily as a retention vehicle for officers or as needed in hiring situations. Restricted stock has voting and dividend rights during the restriction period but may not be sold or otherwise disposed of until such restrictions lapse. The ultimate value of stock-based awards depends on Hertz's future success as reflected in the value of its stock.

        - Long-Term Incentive Plan (LTIP). The LTIP, implemented in 1991, provides a cash award at the end of each five-year cycle based on achievement of corporate performance measures relative to preestablished criteria. The 1998 grant (made in January) established goals for 2001 relative to net income growth and market share as measured against the prior four-year period. Payouts under the 1998 grant, which can range from 0 to 200 percent of the target award, will be made in 2002 based on actual performance. These awards will be paid in cash or, for certain officers, one half in cash and one half in stock. A payout for 1998 was made in March 1999 after the 1994-1998 cycle using the criteria of net income, market share and customer satisfaction. Performance significantly exceeded performance goals and payouts were 141% of target.

DEDUCTIBILITY OF COMPENSATION UNDER IRS RULES

Hertz's policy with respect to the deductibility limit of Section 162(m) of the Internal Revenue Code generally is to assure the federal income tax deductibility of compensation paid under its compensation plans. For instance, there is a 500,000 share limit on stock option grants and a 300,000 share limit on restricted stock grants, and the 1998 grants were below these limits. However, there may be occasions when the payment of nondeductible compensation might be appropriate.

CEO COMPENSATION

Mr. Olson participates in the same compensation programs as other executives of the Company. The Committee established his 1998 compensation by applying the previously referenced principles consistent with the manner they were applied to the other executives.

Mr. Olson's total compensation package reflects the Company's overall financial and strategic performance within the industry and his personal leadership in the industry over an extensive period of time.

Mr. Olson also received an EICP award in the amount of $1,069,300. This award represented 148% of his Target Award, based upon the Company's performance against measurement criteria and the payout formula provided by the EICP. The Target Award and performance goals were established in March, 1998 by the Committee.

Mr. Olson received a LTIP award for 1998 in the amount of $705,000. This award represented 141% of his Target Award of $500,000 based upon pre-established performance criteria. The Target Award grant and performance goals were established in 1994 by the Committee.

Mr. Olson received an award of 150,000 nonqualified stock options on April 2, 1998 in accordance with the provisions of the Long-Term Equity Compensation Plan. This award was consistent with competitive practices within the industry. The ultimate value of this award depends on Hertz's future success and whether that success is reflected in the value of Class A Common Stock.

                                         The Compensation Committee

                                           Michael T. Monahan, Chairman
                                           John M. Thompson

                       COMPENSATION OF EXECUTIVE OFFICERS

The table below shows the before-tax compensation for the last three years for Frank A. Olson, who served as CEO in 1998, and the four next highest paid executive officers at the end of 1998.

                           SUMMARY COMPENSATION TABLE
                             (Dollars in thousands)

--------------------------------------------------------------------------------------------------------------------------------
                                                                                     Long-Term Compensation
                                                                                ------------------------------
                                                Annual Compensation                     Awards            Payouts
--------------------------------------------------------------------------------------------------------------------------------
             (a)                (b)       (c)          (d)           (e)           (f)          (g)         (h)         (i)
                                                                    Other       Restricted   Securities
                                                                    Annual        Stock      Underlying    LTIP      All Other
                                        Salary        Bonus      Compensation    Award(s)     Options     Payouts   Compensation
 Name and Principal Position    Year    ($)(1)       ($)(2)          ($)          ($)(3)       (#)(4)     ($)(5)       ($)(6)
------------------------------
 Frank A. Olson                 1998    850           1,069         --            --          150,000       705         5
   Chairman of the Board and    1997    848             869         --            5,166       149,460       720         5
   Chief Executive Officer      1996    731             900         --            --            --          668         5
--------------------------------------------------------------------------------------------------------------------------------
 Craig R. Koch                  1998    520             539         --            --           85,000       423         5
   President and Chief          1997    478             403         --            3,768       105,210       432         5
   Operating Officer            1996    439             475         --            --            --          334         5
--------------------------------------------------------------------------------------------------------------------------------
 Joseph R. Nothwang             1998    290             248         --            --           45,000       282         5
   Executive Vice President     1997    263             191         --            1,437       119,960       288         5
                                1996    241             209         --            --            --          200         5
--------------------------------------------------------------------------------------------------------------------------------
 Brian J. Kennedy               1998    274             212         --            --           25,000       113         5
   Executive Vice President     1997    273             177         --              718        59,980       115         5
                                1996    251             173         --            --            --          107         5
--------------------------------------------------------------------------------------------------------------------------------
 Paul J. Siracusa(7)            1998    250             204         --            --           35,000       127         5
   Executive Vice President     1997    223             113         --              718        59,980        22         5
   and Chief Financial Officer
--------------------------------------------------------------------------------------------------------------------------------

NOTES

(1)Amounts included consist of salary payments for the respective year and amounts deferred pursuant to section 401(k) of the Internal Revenue Code of 1986, as amended. Amounts for 1998 included 26 bi-weekly pay periods (compared to 27 in 1997 and 26 in 1996).

(2)Includes bonuses earned for the respective year and paid in the subsequent year.

(3)Represents the value of the restricted stock at the date of grant. Listed below are the total number of shares of restricted stock owned by the Named Executives as of December 31, 1998, as well as the market values of these shares (in thousands of dollars) determined by the closing price of the Class A Common Stock on the New York Stock Exchange on December 31, 1998:

                      Named Executive                           Number of Shares    Market Value
                      ---------------                           ----------------    ------------
Frank A. Olson..............................................        215,260            $9,821
Craig R. Koch...............................................        157,015            $7,164
Joseph R. Nothwang..........................................         59,865            $2,731
Brian J. Kennedy............................................         29,930            $1,366
Paul J. Siracusa............................................         29,930            $1,366

The ultimate worth of the restricted stock depends on the value of Class A Common Stock when the restrictions lapse. Under the Long-Term Equity Compensation Plan, the Compensation Committee determines the restriction period for shares included in each final award.

Mr. Olson's restrictions are scheduled to end on April 25, 2000. For all other Named Executives, the restrictions are scheduled to end as follows: one third by April 25, 2000, two thirds by April 25, 2001, and in full by April 25, 2002. Subject to the terms of the Long-Term Equity Compensation Plan, dividends are paid on shares of restricted stock, although some risk of forfeiture exists.

(4)See pages 17-18.

(5)Includes long-term incentive bonuses earned for the respective year and paid in the subsequent year.

(6)Represents the amounts contributed by Hertz to the Income Savings Plan for the respective year.

(7)Mr. Siracusa was elected an executive officer of the Company in July 1997.

                                 STOCK OPTIONS

The Long-Term Equity Compensation Plan allows grants of stock options and other rights relating to Class A Common Stock. In general, whether exercising stock options is profitable depends on the relationship between the Class A Common Stock market price and the options' exercise price, as well as on the grantee's investment decisions. Options that are "in the money" on a given date can become "out of the money" if the price changes on the stock market. For these reasons, we believe that placing a current value on outstanding options is highly speculative and may not represent the true benefit, if any, that may be realized by the grantee.

The following two tables give more information on stock options.

                      OPTION GRANTS IN LAST FISCAL YEAR(1)

-------------------------------------------------------------------------------------------------------------------
                                                                                                     Grant Date
----------------------------------------Individual-Grants---------------------------------------------Value(2)-----
                  (a)                                          (c)           (d)          (e)           (f)
                                               (b)          % of Total
                                            Number of        Options
                                            Securities      Granted to     Exercise
                                            Underlying      Employees      or Base                   Grant Date
                                             Options        in Fiscal       Price      Expiration     Present
                 Name                       Granted(#)         Year         ($/Sh)        Date        Value $
-------------------------------------------------------------------------------------------------------------------
 Frank A. Olson                              150,000           14.2%        48.69      4/2/2008      2,274,000
-------------------------------------------------------------------------------------------------------------------
 Craig R. Koch                                85,000            8.0%        48.69      4/2/2008      1,288,600
-------------------------------------------------------------------------------------------------------------------
 Joseph R. Nothwang                           45,000            4.3%        48.69      4/2/2008        682,200
-------------------------------------------------------------------------------------------------------------------
 Brian J. Kennedy                             25,000            2.4%        48.69      4/2/2008        379,000
-------------------------------------------------------------------------------------------------------------------
 Paul J. Siracusa                             35,000            3.3%        48.69      4/2/2008        530,600
-------------------------------------------------------------------------------------------------------------------

NOTES

(1)33% of a stock option grant can be exercised one year after the grant date, 66% after two years and 100% after three years. Any unexercised options expire after ten years.

If a grantee retires, all options become exercisable and continue to be exercisable up to five years following retirement or the remaining time left to expiration of the options, whichever is less. If a grantee dies or terminates employment due to disability, options continue to be exercisable up to one year following the termination of employment or the date of death, as the case may be, or the remaining time left to expiration of the options, whichever is less. In most other instances of employment termination, all rights end upon termination.

Options are subject to certain conditions, including not engaging in competitive activity. Options generally cannot be transferred except through inheritance.

(2)These values were determined using the Black-Scholes methodology and the assumptions described in Note 8 to Hertz's Notes to Consolidated Financial Statements contained in its 1998 Annual Report. The ultimate value of the options, if any, will depend on the future value of the Class A Common Stock and the grantee's investment decisions, neither of which can be accurately predicted.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

------------------------------------------------------------------------------------------------------------------------
              (a)                       (b)               (c)                   (d)                      (e)
                                                                        Number of Securities            Value
                                                                       Underlying Unexercised      of Unexercised
                                                                         Options at FY-End          In-the-Money
                                                                                (#)                 Options($)(1)
                                       Shares                          ---------------------------------------------
                                      Acquired       Value Realized         Exercisable/            Exercisable/
             Name                  on Exercise(#)          $               Unexercisable            Unexercisable
------------------------------------------------------------------------------------------------------------------------
 Frank A. Olson                             0                 0            49,322/250,138        1,066,588/2,165,484
------------------------------------------------------------------------------------------------------------------------
 Craig R. Koch                              0                 0            34,719/155,491          750,798/1,524,368
------------------------------------------------------------------------------------------------------------------------
 Joseph R. Nothwang                         0                 0            39,587/125,373          856,069/1,738,066
------------------------------------------------------------------------------------------------------------------------
 Brian J. Kennedy                           0                 0            19,793/ 65,187           428,024/ 869,044
------------------------------------------------------------------------------------------------------------------------
 Paul J. Siracusa                      19,793           495,617                 0/ 75,187                 0/ 869,044
------------------------------------------------------------------------------------------------------------------------

NOTES

(1)These year-end values represent the difference between the fair market value of Class A Common Stock subject to options (based on the stock's closing price of $45.625 on the New York Stock Exchange on December 31, 1998) and the exercise prices of the options. "In-the-money" means that the fair market value of the stock is greater than the option's exercise price on the valuation date.

                        LONG-TERM INCENTIVE PLAN AWARDS

In 1991, Hertz established a Long-Term Incentive Plan for certain officers and other key employees. The grant of awards and the size are determined by the achievement of certain qualitative and quantitative performance targets. A new five year performance cycle begins on each January 1. Performance for a specific year generally is measured against performance for the prior four year period and awards will be made in cash for performance years ending in 1999 and 2000 at the end of each performance period. The measurement criteria used for the performance year 1998 included net income of Hertz relative to the net income average for the Dow 30 Industrials, market share and customer satisfaction.

              LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR
                             (Dollars in thousands)

--------------------------------------------------------------------------------------------------------------------------

                                                                                        Estimated Future Payouts
                                                                (c)                under Non-Stock Price-Based Plans
                                          (b)               Performance         ---------------------------------------
                                       Number of              or Other
                                     Shares, Units          Period Until           (d)            (e)            (f)
               (a)                      or Other             Maturation         Threshold        Target        Maximum
              Name                     Rights(#)             or Payout             ($)            ($)            ($)
---------------------------------
 Frank A. Olson                           (1)                   (2)                 0             500           1,000
--------------------------------------------------------------------------------------------------------------------------
 Craig R. Koch                            (1)                   (2)                 0             300            600
--------------------------------------------------------------------------------------------------------------------------
 Joseph R. Nothwang                       (1)                   (2)                 0             200            400
--------------------------------------------------------------------------------------------------------------------------
 Brian J. Kennedy                         (1)                   (2)                 0              80            160
--------------------------------------------------------------------------------------------------------------------------
 Paul J. Siracusa                         (1)                   (2)                 0              90            180
--------------------------------------------------------------------------------------------------------------------------

NOTES

(1)Not applicable.

(2)Target and maximum award grants in place for performance year 1998 are included in the above table for the Named Executives. Payouts for performance year 1998 are included in the Summary Compensation Table on page 16.

Target award grants have also been made for the performance years 1999, 2000 and 2001 versus performance for the previous four year periods, respectively. The amount of the payments for the performance years subsequent to 1998 can range from zero to two times the amount of the target. Such target award grants made for performance years 1999, 2000 and 2001, respectively, to the Named Executives are as follows (in thousands): Mr. Olson $600, $600, and $600; Mr. Koch $350, $350 and $450; Mr. Nothwang $200, $200 and $200; Mr. Kennedy $100, $100 and
$100; and Mr. Siracusa $135, $180 and $180. The measurement criteria used for the target award grants for the performance years 1999 and 2000 includes net income, market share and customer satisfaction. The measurement criteria used for the target award grant for the performance year 2001 includes net income and market share. Beginning with the performance year 2001, awards will be paid in cash, or for certain officers, half in cash and half in stock at the end of each performance period.

                             EMPLOYMENT AGREEMENTS

Hertz has entered into individual employment agreements with six key executives which are substantially identical except for termination dates.

Messrs. Olson, Koch, Nothwang, Kennedy, and Siracusa serve Hertz under employment agreements which currently expire on January 31, 2000, April 30, 2003, February 12, 2001, February 28, 2000 and February 12, 2001, respectively. Gerald Plescia, President of Hertz Equipment Rental Corporation, serves Hertz under an employment agreement which currently expires on February 12, 2001. The employment agreements do not provide for any compensatory plan or arrangement upon termination of employment or change in control. The employment agreement of Mr. Koch is automatically extended one (1) additional year on May 1 of each year unless not later than December 31st of the preceding year, Hertz or Mr. Koch shall have given notice not to extend the agreement. On May 1, 1999, Mr. Koch's employment agreement will be extended to April 30, 2004.

Each employment agreement provides for certain compensation and benefits during the term of the agreement.

Hertz may terminate such key executive at any time for "cause," whereupon it will pay accrued annual base salary through the date of termination and all other obligations of Hertz under the employment agreement will cease.

If a key executive becomes disabled from full-time employment for six consecutive months he may be terminated. During such period of absence, the key executive will receive his annual base salary, incentive compensation and participate in retirement, savings and stock option plans. Thereafter, the key executive will participate in retirement, savings and stock option plans in accordance with Hertz's disability insurance plans and policies.

If a key executive dies, all compensation and benefits then accrued shall be paid to his estate or designated beneficiaries.

Each key executive has also agreed, during and after the term of his employment, not to disclose any secret or confidential information relating to Hertz, Ford or any of their respective subsidiaries or affiliates.

                            STOCK PERFORMANCE GRAPHS

SEC rules require proxy statements to contain a performance graph comparing, over a five-year period, the performance of our Class A Common Stock against Standard & Poor's 500 Stock Index and against either a published industry or line-of-business index or a group of peer issuers. Hertz chose the Russell 1000 as the industry index for the graph. The graph assumes an initial investment of $100 and quarterly reinvestment of dividends.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                        HERTZ, S&P 500 AND RUSSELL 1000

The following line graph compares cumulative total stockholder return, assuming reinvestment of dividends, for: (i) Hertz's Class A Common Stock; (ii) the Standard & Poor's 500 Stock Index; and (iii) the Russell 1000 Index. The Russell 1000 Index is included because it is comprised of the 1,000 largest publicly traded issuers and has median total market capitalization of approximately $3,700,000,000 which is similar to Hertz's total market capitalization. Due to the small number of publicly-traded companies in Hertz's peer group, Hertz does not believe it can reasonably identify a group of peer issuers. Because Hertz did not begin trading on the New York Stock Exchange until April 25, 1997, the graph compares performance from that date forward through December 31, 1998. The graph assumes that $100 was invested at the beginning of the period at the initial public offering price of $24 per share.

                (PERFORMANCE RESULTS THROUGH DECEMBER 31, 1998)

                                                          HERTZ                     S & P 500                 RUSSELL 1000
                                                          -----                     ---------                 ------------
04/24/97                                                   100                         100                         100
06/30/97                                                   150                         115                         115
09/30/97                                                   157                         124                         125
12/31/97                                                   168                         127                         129
03/31/98                                                   192                         144                         146
06/30/98                                                   186                         149                         150
09/30/98                                                   176                         134                         134
12/31/98                                                   192                         163                         164

The graph above compares the cumulative total shareholder return on Hertz's Class A Common Stock since its initial public offering with the cumulative total return of the S&P 500 Stock Index and the Russell 1000 Index. The graph assumes a $100 investment made at the beginning of the period and reinvestment of all dividends.

                                RETIREMENT PLANS

Hertz's retirement plan (the "Hertz Plan") was established on August 30, 1985. Previously, Hertz participated in the RCA Retirement Plan (the "RCA Plan").

The Hertz Plan is tax-qualified. Contributions were made by the employees and Hertz up to June 30, 1987. Effective July 1, 1987, Hertz pays the entire cost.

The benefit an employee receives under the Hertz Plan is based on a combination of the following factors:

     - a percentage of final average compensation (using the highest five consecutive of the last ten years of covered compensation)

     - years of credited service up to July 1, 1987

     - the accrued value of a cash account after July 1, 1987 which gets credited each year at a predetermined percentage of compensation

Compensation for these purposes includes salary or wages, bonuses, commissions, premium rate pay and vacation pay.

Hertz also has non-qualified pension plans for certain of its executives, including certain Named Executives, which provides benefits in excess of the qualified plans which include (1) the Benefit Equalization Plan that provides equalization benefits that cannot be provided under the Hertz Plan due to limitations imposed by the Internal Revenue Code of 1986, as amended, and (2) the Supplemental Retirement and Savings Plan ("SERP") and Supplemental Executive Retirement Plan ("SERP II") that, when combined with the Hertz Plan, provides a benefit as if the pre-July 1, 1987 benefit formula had remained in effect until the employee's normal retirement date.

Benefits payable under the plans are not reduced for Social Security or other offsets.

The following table shows the annual pension benefits payable under the Hertz Plan, SERP and SERP II including amounts attributable to employee contributions from the RCA Plan. The table indicates benefits for employees at various rates of final average compensation and years of service, based on retirement at age 65, and for life annuity.

                               PENSION PLAN TABLE
                         YEARS OF PARTICIPATION IN PLAN

------------------------------------------------------------------------------------------------------
                         Final
                        Average
                      Compensation   15 Years   20 Years   25 Years    30 Years     35 Years
------------------------------------------------------------------------------------------------------
                       $  175,000    $ 41,026   $ 54,701   $ 68,376   $   82,051   $   95,726
------------------------------------------------------------------------------------------------------
                          225,000      52,996     70,661     88,326      105,991      123,656
------------------------------------------------------------------------------------------------------
                          275,000      64,966     86,621    108,276      129,931      151,586
------------------------------------------------------------------------------------------------------
                          325,000      76,936    102,581    128,226      153,871      179,516
------------------------------------------------------------------------------------------------------
                          375,000      88,906    118,541    148,176      177,811      207,446
------------------------------------------------------------------------------------------------------
                          425,000     100,876    134,501    168,126      201,751      235,376
------------------------------------------------------------------------------------------------------
                          475,000     112,846    150,461    188,076      225,691      263,306
------------------------------------------------------------------------------------------------------
                          525,000     124,816    166,421    208,026      249,631      291,236
------------------------------------------------------------------------------------------------------
                          575,000     136,786    182,380    227,976      273,571      319,167
------------------------------------------------------------------------------------------------------
                          625,000     148,756    198,341    247,927      297,511      347,096
------------------------------------------------------------------------------------------------------
                          675,000     160,726    214,301    267,876      321,452      375,026
------------------------------------------------------------------------------------------------------
                          725,000     172,696    230,261    287,826      345,391      402,956
------------------------------------------------------------------------------------------------------
                          775,000     184,666    246,221    307,776      369,331      430,886
------------------------------------------------------------------------------------------------------
                          825,000     196,636    262,181    327,726      393,271      458,816
------------------------------------------------------------------------------------------------------
                        1,000,000     238,531    318,041    397,551      477,061      556,571
------------------------------------------------------------------------------------------------------
                        1,500,000     358,231    477,641    597,051      716,461      835,871
------------------------------------------------------------------------------------------------------
                        2,000,000     477,931    637,241    796,551      955,861    1,115,171
------------------------------------------------------------------------------------------------------
                        2,500,000     597,631    796,841    996,051    1,195,261    1,394,471
------------------------------------------------------------------------------------------------------

As of December 31, 1998, the total credited years of service with Hertz and its subsidiaries for each of the Named Executives were as follows: Mr. Olson, 32 years; Mr. Koch, 27 years; Mr. Nothwang, 22 years; Mr. Kennedy, 14 years; and Mr. Siracusa, 29 years.

Hertz also maintains a non-qualified plan to provide a Special Supplemental Executive Pension Benefit for Mr. Olson. This plan ensures that Mr. Olson receives a total pension benefit from all plans equal to 50% of his final average compensation. The annual life annuity benefit payable at age 65 to Mr. Olson is $137,455.

                         PROPOSALS REQUIRING YOUR VOTE

The following two Proposals will be voted on at the meeting. Hertz will present each of the Proposals.

A majority of the votes that could be cast by stockholders who are either present in person or represented by proxy at the meeting is required to approve each Proposal. The votes will be computed for each share as described on page 1.

Spaces are provided in the accompanying proxy form to approve, disapprove, or abstain from each of the Proposals.

PROPOSAL 1

SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors selects and hires independent public accountants to audit Hertz's books of account and other corporate records. The Audit Committee's selection for 1999 must be approved by you.

The Audit Committee selected PricewaterhouseCoopers LLP to audit Hertz's books of account and other corporate records for 1999. This firm's predecessor, Coopers & Lybrand L.L.P. (which has audited Hertz's books since 1994) and Price Waterhouse LLP merged July 1, 1998 to form
PricewaterhouseCoopers LLP. PricewaterhouseCoopers LLP is well qualified to continue to audit
Hertz's books of account and other corporate records. A representative of PricewaterhouseCoopers LLP will be present at the meeting with the opportunity to make a statement and answer questions.

For 1998, Hertz paid PricewaterhouseCoopers LLP $3.4 million for world-wide audit and nonaudit services.

Hertz management will present the following resolution at the meeting:

"RESOLVED: That the selection, by the Audit Committee of the Board of Directors, of PricewaterhouseCoopers LLP as independent public accountants to audit the books of account and other corporate records of the Corporation for 1999 is ratified."

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

PROPOSAL 2

APPROVAL OF THE HERTZ CORPORATION EMPLOYEE STOCK PURCHASE PLAN

BACKGROUND AND PURPOSE

By unanimous written consent dated February 2, 1999, the Board of Directors adopted The Hertz Corporation Employee Stock Purchase Plan (the "ESPP") and directed that the ESPP be submitted to the stockholders for their approval. A copy of the ESPP is attached to this Proxy Statement as Appendix A. The ESPP is intended to provide employees of Hertz and its designated Affiliated Companies (as defined below) with an opportunity to purchase shares of Class A Common Stock through accumulated payroll deductions. The ESPP is intended to comply with the provisions of Sections 421, 423 and 424 of the Internal Revenue Code of 1986, as amended (the "Code"), and will be administered, interpreted and construed in accordance with such provisions. The following general summary of the terms of the ESPP is qualified in its entirety by reference to the text of the ESPP, and is based on the assumption that the ESPP is in compliance with the foregoing provisions of the Code.

AFFILIATED COMPANIES

Generally, an Affiliated Company includes Hertz and any other corporation which is or becomes a "subsidiary corporation" of Hertz, as that term is defined in
Section 424(f) of the Code, and any other entity that is a member of a "controlled group of corporations," or as otherwise defined in Section 414 of the Code.

Any Affiliated Company which has not adopted the ESPP may, with the approval of the Committee (as defined below) adopt the ESPP by proper corporate action. An Affiliated Company that has adopted the ESPP may, at any time, withdraw from the ESPP upon giving the Board of Directors and the Committee at least 30 days prior written notice of its intentions to withdraw. In addition, the Committee, in its discretion, may direct that any Affiliated Company that has adopted the ESPP withdraw from the ESPP.

Besides Hertz, the following companies are participating Affiliated Companies under the ESPP on the effective date:

     - Big 4 Rents, Inc.
     - California Short Term AG Rentals, Inc.
     - First Choice Rental, Sales & Service, Inc.
     - Hertz Claim Management Corporation
     - Hertz Equipment Rental Corporation
     - Hertz International, Ltd.
     - Hertz Local Edition Corp.
     - Mallory Enterprises of Bay County, Inc. (d/b/a A-1 Rent-All Center)
     - Miller Equipment Co., Inc.
     - Phillips/Day & Maddock, Inc.
     - RHG, Incorporated
     - S&R Rental and Supplies, Inc.

EFFECTIVE DATE AND TERMINATION OF THE ESPP

The ESPP will become effective on July 1, 1999. The ESPP may be terminated by action of the Board of Directors, in its sole discretion, for whatever reason it may deem appropriate.

AMENDMENT

The Board of Directors may, at any time, and from time to time, amend the ESPP in any respect; however, the ESPP may not be amended in any way that will cause rights issued under it to fail to meet the requirements for an "employee stock purchase plan" (as such term is defined in Section 423 of the Code), including stockholder approval if required.

ELIGIBILITY TO PARTICIPATE IN THE ESPP

Generally, all employees of Hertz and its Affiliated Companies that have adopted the ESPP are eligible to participate in the ESPP if such employee is (i) customarily employed on a basis for which he or she is scheduled to work at least twenty hours per week and (ii) has been continuously employed as an employee for three or more months prior to the date such employee enrolls in the ESPP. On this basis, approximately 19,000 U.S. employees would be eligible to participate in the ESPP, including all Executive Officers. Leased employees and independent contractors are not eligible to participate in the ESPP. In addition, an employee is not eligible to participate in the ESPP if that employee would, upon the grant of an option pursuant to the ESPP, own five percent or more of the total combined voting power or value of all classes of stock of Hertz or any of its subsidiaries. Also, an employee is not eligible to participate in the ESPP if the employee is permitted to purchase stock under all employee stock purchase plans (as described in Section 423 of the Code) of Hertz and its subsidiaries accruing at a rate which in the aggregate exceeds $25,000 of the fair market value of such stock for each calendar year in which the right to purchase is outstanding at any time (the "$25,000 Limit").

SHARES RESERVED UNDER THE ESPP

Subject to adjustment for certain changes in the capitalization of Hertz, the maximum number of shares of Class A Common Stock that may be issued under the ESPP is 400,000, plus an annual increase to be added on the first day of Hertz's fiscal year beginning in the year 2000 equal to 200,000 shares and for each of the nine following years or until the ESPP is terminated, if earlier.

ADMINISTRATION

The ESPP will be administered and interpreted by the Pension and Welfare Plan Administration Committee (the "Committee") appointed by the Board of Directors. The Committee is authorized, from time to time, to establish such rules and regulations as it may deem appropriate for the proper administration of the ESPP, and to make such determination under, and such interpretations of, and to take such steps in connection with, the ESPP as it may deem necessary or advisable. Each determination, interpretation, or other action by the Committee will be in its sole discretion and will be final, binding and conclusive for all purposes and upon all persons.

To the extent permitted by law, Hertz will indemnify the members of the Committee from all claims for liability, loss or damage (including payment of expenses in connection with the defense against such claims) arising from any act or failure to act under the ESPP; however, the member must give Hertz an opportunity to handle and defend such claims. This indemnification does not include indemnification with respect to actions that may be held to include criminal liability under applicable law.

ELECTION TO PARTICIPATE AND PAYROLL DEDUCTIONS

An eligible employee may become a participant in the ESPP by filing a participation agreement authorizing payroll deductions with the Corporate Employee Benefits Department not less than seven business days prior to the beginning of the applicable offering period. The offering period generally is a three month period which coincides with a calendar quarter, but the duration and/or frequency of these periods may be changed by the Board of Directors. The participation agreement will set forth the percentage of the participant's compensation to be deducted from each paycheck and contributed to the ESPP. This percentage will not be less than one percent and will not be more than ten percent of the participant's compensation. All payroll deductions made by a participant will be credited to his or her account under the ESPP as soon as practicable following the close of each offering period. In addition, participant contributions will accrue no interest.

A participant may increase or decrease the rate of his or her payroll deduction during an offering period by filing with the Corporate Employee Benefits Department a new participation agreement authorizing a change in the payroll deduction rate. A participant may change his or her participation rate only once during any calendar month.

A participant's payroll deduction may be decreased to zero percent at any time during the Offering Period to the extent necessary to comply with the $25,000 Limit described above.

PURCHASE OF COMMON STOCK

On the last trading day of the New York Stock Exchange occurring during the applicable offering period, each participant will be deemed to have purchased the number of whole and fractional shares of Class A Common Stock determined by dividing the amount of his or her payroll deductions which have not been invested by 85 percent of the closing price of the Class A Common Stock on such date.

All shares purchased under the ESPP will be maintained in separate accounts for the participants by the recordkeeper and transfer agent appointed by the Committee.

Purchase of shares of Class A Common Stock under the ESPP are intended for investment purposes, and Hertz does not intend to restrict or influence any participant in the conduct of such participant's own affairs. A participant may therefore sell shares of Class A Common Stock purchased under the ESPP at any time the participant chooses, subject to compliance with any applicable U.S. federal or state securities laws. In addition, each participant is obligated to notify Hertz of any sale or other disposition of shares of Class A Common Stock not held by the participant more than two years from the date of purchase.

DIVIDENDS

All dividends paid with respect to such shares will be credited to each participant's accounts and will be automatically reinvested in whole and fractional shares of Class A Common Stock, unless the participant elects in advance not to have such dividends reinvested.

WITHDRAWAL

A participant may withdraw all (but not less than all) of his or her payroll deductions contributed to the ESPP for the current offering period and not yet used to purchase shares of Class A Common Stock by giving notice to the Corporate Employee Benefits Department not less than ten business days prior to the last trading day on the New York Stock Exchange occurring during the applicable offering period. In addition, if a participant withdraws from the ESPP with respect to a specific offering period as described in the preceding sentence, payroll deductions will not resume at the beginning of the next succeeding offering period unless the participant delivers to the Corporate Employee Benefits Department a new participation agreement. The fact that a participant has withdrawn from the ESPP with respect to a specific offering period will not have any effect on his or her eligibility to participate in any succeeding offering periods beginning after the termination of the offering period from which the participant has withdrawn.

If an employee fails to remain eligible to participate in the ESPP during any offering period in which such employee is a participant, then he or she will be deemed to have elected to withdraw from the ESPP and the payroll deductions contributed to the ESPP and not yet used to purchase shares of Class A Common Stock will be returned to him or her. In addition, payroll deductions will not resume for such employee unless or until he or she once again becomes an eligible employee under the ESPP and delivers to the Corporate Employee Benefits Department a new participation agreement.

TERMINATION OF EMPLOYMENT

Upon a participant's ceasing to be an employee of Hertz or any participating Affiliated Company for any reason, including retirement or death, he or she will be deemed to have elected to withdraw from the ESPP and the payroll deductions contributed to the ESPP but not yet used to purchase shares of Class A Common Stock will be returned to such participant, or, in the case of death, to the person or persons that the employee has designated as a "beneficiary" under the ESPP.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following is a general description of the United States federal income tax consequences of participation in the ESPP for participants who are citizens or residents of the United States. State, local and foreign tax consequences are not discussed herein. The following general description does not address any specific individual's tax situation. Further, the description is based on present federal income tax laws, and thus is subject to change when laws change.

Federal Income Tax Consequences to Participating Employees

The ESPP is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code.

Participating employees are subject to current taxation with respect to amounts withheld from their wages pursuant to the ESPP.

A participating employee will realize no taxable income on the date when he or she purchases shares of Class A Common Stock under the ESPP. A participating employee's tax basis in such shares of Class A Common Stock so acquired will equal the purchase price for the shares plus an amount (if any) treated and taxed as ordinary income. A participating employee's holding period in the shares of Class A Common Stock will begin the day after the date of the purchase of the shares.

Upon the sale or other disposition by a participating employee of shares of Class A Common Stock more than two years after the purchase of such shares (a "qualifying disposition") (or upon the death of a participating employee at any time while owning such shares), the participating employee is required to realize ordinary income equal to the lesser of (i) the amount by which the price paid exceeds the fair market value of the shares at the time of purchase, or
(ii) the amount by which the price paid exceeds the fair market value of the shares at the time of disposition or death. If the participating employee's amount realized on a qualifying disposition of such shares exceeds the sum of the participating employee's tax basis in the shares, as well as the amount treated as ordinary income in the preceding sentence, then that excess will be treated as long-term capital gain. If the participating employee's amount realized on the sale of the shares is less than such participating employee's tax basis in the shares, then the participating employee will recognize a long-term capital loss on the sale of the shares.

Upon the disposition by a participating employee of shares of Class A Common Stock within two years after the date of purchase of such shares of Class A Common Stock to such participating employee (a "disqualifying disposition"), a participating employee will realize ordinary income equal to the excess of the fair market value of the shares of Class A Common Stock on the purchase date over the purchase price for such shares of Class A Common Stock. This amount is taxable in the year of the disqualifying disposition even if the shares of Class A Common Stock are sold at a loss. Any difference between the amount realized in a disqualifying disposition and the sum of the purchase price for the shares of Class A Common Stock and the amount required to be treated as ordinary income from the disqualifying disposition gives rise to capital gain or loss, as the case may be, which gain or loss will be long-term if the shares have been held for more than one year at the time of sale.

Federal Income Tax Consequences to the Company

Hertz is not entitled to any deduction in connection with the purchase or sale of shares of Class A Common Stock, other than in connection with a disqualifying disposition. Upon a disqualifying disposition of shares of Class A Common Stock, Hertz generally is entitled to a deduction equal to the amount of ordinary income required to be realized by the participating employee, subject to the deduction limitation imposed by Section 162(m) of the Code. Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in a taxable year to the chief executive officer or any of the other four most highly compensated executive officers who are employed by the corporation on the last day of the taxable year. Compensation which is treated as ordinary income by the participating employee due to a disqualifying disposition will not qualify for any exception to Section 162(m) of the Code.

Hertz management will present the following resolution at the meeting:

"RESOLVED: That the adoption of the Employee Stock Purchase Plan is approved."

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

                         STOCKHOLDER PROPOSALS FOR 2000

Any stockholder proposal intended for inclusion in the proxy material for the 2000 annual meeting must be received no later than December 16, 1999.

                        ANNUAL REPORT AND OTHER MATTERS

Hertz's 1998 Annual Report, including consolidated financial statements, was mailed to you with this proxy statement. A list of the stockholders of record entitled to vote at the annual meeting will be available for review by any stockholder, for any purpose related to the meeting, between 9:00 a.m. and 5:00 p.m. at The Hertz Corporation Worldwide Headquarters, 225 Brae Boulevard, Park Ridge, New Jersey, for ten days prior to the meeting.

                            EXPENSES OF SOLICITATION

The cost of soliciting proxies in the accompanying form will be paid by Hertz. We do not expect to pay any fees for the solicitation of proxies, but may pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for sending proxy materials to beneficial owners and obtaining their instructions. In addition to solicitation by mail, proxies may be solicited in person, or by telephone, facsimile transmission or other means of electronic communication, by directors, officers and other employees of the Company.

                                         JOHN M. RINTAMAKI
                                         John M. Rintamaki
                                         Secretary
April 15, 1999

                        HOW TO ATTEND THE ANNUAL MEETING

STOCKHOLDERS OF RECORD

When you complete your proxy, please indicate whether or not you plan to attend the annual meeting by checking the appropriate box. You will be required to present proper identification at the door for admission.

"STREET NAME" HOLDERS

If you are a stockholder of record and hold shares in street name, you can attend the meeting and vote if you bring a copy of your most recent brokerage account statement showing that you own Hertz stock and present proper identification at the door for admission.

                         LOCATION OF THE ANNUAL MEETING

The meeting is being held on May 21, 1999 at 10:00 a.m., eastern daylight savings time, at The Park Ridge Marriott, 300 Brae Boulevard, Park Ridge, New Jersey; phone: (201) 307-2000.

                                   APPENDIX A

                             THE HERTZ CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN

1.  PURPOSE:

The purpose of The Hertz Corporation Employee Stock Purchase Plan (the "Plan") is to provide employees of The Hertz Corporation (hereinafter referred to as the "Company") and certain designated Affiliated Companies with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code with respect to Participants who are subject to the tax laws of the United States. With respect to these Participants, the provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

With respect to Employees of Employers with operations outside the United States, the Committee may adopt appendices setting forth how the terms of the Plan shall operate with respect to them. In addition, this Plan authorizes the purchase of Common Stock which does not qualify under Section 423 of the Code pursuant to sub-plans adopted by the Committee designed to achieve desired tax or other objectives in particular locations outside the United States.

2.  DEFINITIONS:

(a) "Affiliated Company" shall mean the Company and any other corporation which is or becomes a "subsidiary corporation" of the Company, as that term is defined in Section 424(f) of the Code, and any other entity that is a member of a "controlled group of corporations," a group under "common control," or an "affiliated service group," all defined under Section 414 of the Code, in which the Company is a member.

(b) "Board" shall mean the Board of Directors of the Company.

(c) "Code" shall mean the Internal Revenue Code of 1986, as it may from time to time be amended or supplemented. References to any section of the Internal Revenue Code shall be to that section as it may be renumbered, amended, supplemented or reenacted.

(d) "Committee" shall mean the Pension and Welfare Plan Administration Committee (PAWPAC) appointed by the Board.

(e) "Common Stock" shall mean the Class A Common Stock of the Company.

(f) "Compensation" shall mean all cash remuneration paid or made available by an Employer to an Employee for his services, as salary or wages or Sales Representative monthly commissions and including the amount of his pre-tax contributions under The Hertz Corporation Income Savings Plan and his pay conversion credits under the Hertz Custom Benefit Program but excluding (i) bonuses, (ii) all other incentive compensation and commissions, (iii) remuneration for overtime and extended work week, (iv) any other amounts paid on account of the Employee under this Plan or under any other employee pension benefit plan (as defined in Section 3(2) of ERISA) and (v) any other amounts not includible in the Employee's income for federal income tax purposes.

(g) "Eligible Employee" shall mean employees eligible to participate in the Plan pursuant to the provisions of Section 4.

(h) "Employee" shall mean any person employed by an Affiliated Company.

(i) "Employer" shall mean the Company or any Affiliated Company which has adopted this Plan pursuant to Section 20 of this Plan.

(j) "Enrollment Date" shall mean the first day of each Offering Period.

(k) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

(l) "Fair Market Value" shall mean the closing sales price at which shares of Common Stock have been sold on the Investment Date and which is subsequently published in the Wall Street Journal, or such other publication as the Committee may designate, on the next business day.

(m) "Insider" shall mean an individual who is, on the relevant date, an Officer, Director, or ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

(n) "Investment Date" shall mean the last Trading Day of each Offering Period on which Common Stock is purchased with respect to employees participating in the Plan.

(o) "Offering Period" shall mean the calendar quarter or such other period as designated in accordance with Section 3 of the Plan.

(p) "Participant" shall mean an Eligible Employee who has elected to participate in the Plan in accordance with Section 5 hereof.

(q) "Plan Year" shall mean the period from January 1 through December 31 of each year. The initial Plan Year shall mean the period from July 1, 1999 to December 31, 1999.

(r) "Purchase Price" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock.

(s) "Trading Day" shall mean a day on which the New York Stock Exchange is open for trading.

3.  OFFERING PERIODS:

(a) The plan year shall consist of a series of Offering Periods, with a new Offering Period commencing on January 1, April 1, July 1, and October 1 of each year. The Plan shall continue until terminated in accordance with Section 26 hereof.

(b) The Board shall have the power to change the duration and/or frequency of Offering Periods if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

4.  ELIGIBLE EMPLOYEE:

(a) A regular Employee of an Employer shall be an Eligible Employee if he (i) is customarily employed on a basis for which he is scheduled to work at least twenty (20) hours per week, and (ii) has been continuously employed as an Employee for three (3) or more months on a given Enrollment Date.

(b) An Eligible Employee shall not include any individual who is a "leased employee" or an "independent contractor" who is hired to perform services for an Employer pursuant to an employment agreement or contract with an Employer, or with a third party, under which such individual acknowledges that he is not eligible to participate in the Plan and shall remain ineligible for participation in the Plan while performing services under such employment agreement or contract regardless of any determination by a state or federal administrative or regulatory agency or by a court that said individual is a common law employee of the Employer.

(c) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted the right to purchase shares of Common Stock under the Plan (i) if, immediately after the right is granted, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or
(ii) which permits the Employee to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its subsidiaries to accrue at a rate which in the aggregate exceeds twenty-five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such right is granted, which in the case of the Plan, is the Investment
Date) for each calendar year in which the right is outstanding at any time.

5.  PARTICIPATION:

(a) An Eligible Employee may become a Participant in the Plan by filing a participation agreement, via written form or electronic means, authorizing payroll deductions with the Corporate Employee Benefits Department, not less than seven (7) business days prior to the applicable Enrollment Date. The participation agreement shall set forth the percentage of the Participant's Compensation (which shall be not less than 1% and not more than 10%) to be withheld from payroll pursuant to the Plan.

(b) Payroll deductions for a Participant shall commence on the first payday following the Enrollment Date and shall end on the last payday in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 7 hereof.

6.  PAYROLL DEDUCTIONS/CONTRIBUTIONS TO THE PLAN:

(a) At the time a Participant files his participation agreement, he shall elect to have after-tax payroll deductions made on each payday during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he receives for each pay period during the Offering Period.

(b) All after-tax payroll deductions made for a Participant shall be withheld in whole percentages only. A Participant may not make any additional payments to purchase Common Stock under this Plan.

(c) All payroll deductions made by a Participant shall be credited to an account maintained for such Participant under the Plan as soon as practicable following the close of each Offering Period.

(d) A Participant may discontinue his participation in the Plan as provided in
Section 7 hereof, or may increase or decrease the rate of his payroll deductions during the Offering Period, by filing with the Company a new participation agreement authorizing a change in the payroll deduction rate. The number of participation rate changes during any calendar month shall be limited to one (1) per Participant. The change in rate shall be effective with the first payday following seven (7) business days after the Corporate Employee Benefits Department receives the new participation agreement. In the event a Participant requests more than one change in his payroll deduction rate in any calendar month, such additional change in rate shall be effective with the first payday of the next calendar month. A participant's participation agreement shall remain in effect for successive Offering Periods unless terminated as provided in
Section 7 hereof.

(e) Notwithstanding the foregoing, to the extent necessary to comply with
Section 423(b)(8) of the Code and Section 4(c) hereof, a Participant's payroll deductions shall be decreased or completely eliminated at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such Participant's participation agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless otherwise terminated by the Participant.

7.  WITHDRAWAL:

(a) A Participant may withdraw all, but not less than all, of the payroll deductions for the current Offering Period not yet used to purchase shares of Common Stock, by giving notice via written form or electronic means, to the Corporate Employee Benefits Department, not less than ten (10) business days prior to the applicable Investment Date. All of the Participant's payroll deductions shall be paid to such Participant promptly after receipt of notice of withdrawal and no further payroll deductions for the purchase of shares of Common Stock shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the Participant delivers to the Corporate Employee Benefits Department a new participation agreement.

(b) A Participant's withdrawal from an Offering Period shall not have any effect upon his eligibility to participate in any succeeding Offering Period which commences after the termination of the Offering Period from which the Participant withdraws.

(c) In the event an Employee fails to remain an Eligible Employee during any Offering Period in which the Employee is a Participant, he will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his account and not yet used to purchase shares of Common Stock will be returned to him. Payroll deductions shall not resume for such Employee unless or until he once again becomes an Eligible Employee and delivers to the Corporate Employee Benefits Department a new participation agreement.

8.  INTEREST:

No interest or other earnings shall accrue or be credited on the payroll deductions of a Participant in the Plan.

9.  USE OF FUNDS:

All payroll deductions received or held by the Company under the Plan may be used by the Company until the next Investment Date for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions, or to pay any interest or other earnings thereon.

10.  PURCHASE OF COMMON STOCK AND INVESTMENT ACCOUNTS:

As of each Investment Date, each Participant shall be offered the right to purchase, and shall be deemed, without any further action, to have purchased the number of whole and fractional shares of Common Stock, determined by dividing the amount of his payroll deductions not theretofore invested, by the Purchase Price. All such shares shall be maintained in separate accounts for the Participants by the recordkeeper and transfer agent appointed by the Committee. All dividends paid with respect to such shares shall be credited to each Participant's account, and will be automatically reinvested at the market in whole and fractional shares of Common Stock, unless the Participant elects in advance not to have such dividends reinvested.

11.  COMMON STOCK:

(a) Subject to adjustment upon changes in the capitalization of the Company as provided in Section 12 hereof, the maximum number of shares of the Company's Common Stock which shall be made available for purchase under the Plan shall be 400,000, plus an annual addition on the first day of the Company's fiscal year equal to 200,000 shares, for ten (10) years beginning in the year 2000, or until the Plan is terminated, whichever is earlier.

(b) A Participant shall have no interest or voting right in shares of Common Stock available for purchase under the Plan until such shares of Common Stock have actually been purchased.

(c) Shares of Common Stock to be delivered to a Participant under the Plan shall be registered in the name of the Participant or, if reasonable prior notice is provided by the Participant to the recordkeeper, in the name of the Participant and his spouse.

(d) A Participant shall be responsible for any fees associated with the issuance of stock certificates and the sale of any shares of Common Stock.

12. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, LIQUIDATION, MERGER OR ASSET SALE:

In the event of any change in corporate capitalization such as a stock split, or a corporate transaction such as any merger, consolidation, separation, including a spinoff, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, or other unusual or nonrecurring event, the Board may make such adjustments to the number and/or Purchase Price of shares of Common Stock available under the Plan which have not yet been purchased by Participants, in the limit of shares of Common Stock set forth in Section 11 hereof, and in all other Plan provisions that include a reference to a number of shares of Common Stock, as may be determined to be appropriate and equitable by the Board, in its sole discretion, to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided, however, that the number of shares of Common Stock available shall always be a whole number.

13.  TRANSFERABILITY:

Neither payroll deductions credited to a Participant's account nor any rights to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant.

14.  TERMINATION OF EMPLOYMENT:

Once a Participant ceases to be an Employee for any reason, including retirement or death, he shall be deemed to have elected to withdraw from the Plan, and the payroll deductions credited to such Participant's account during the Offering Period but not yet used to purchase shares of Common Stock shall be returned to such Participant or, in the case of his death, to the person or persons entitled thereto under Section 15 hereof.

15.  DESIGNATION OF BENEFICIARY:

(a) Participants may designate a beneficiary, on the form and in the manner prescribed by the Committee, to receive any Common Stock and cash, if any, from the Participant's account under the Plan in the event of such Participant's death. The Committee, in its discretion, may specify conditions or other provisions with respect to the designation of a beneficiary. Any designation of a beneficiary may be revoked by filing a later designation or revocation.

(b) If a Participant is married and the designated primary beneficiary is not the spouse, a notarized spousal consent shall be required for such designation to be effective.

(c) In the absence of an effective designation of a beneficiary by a Participant or in the event all beneficiaries predecease the Participant, any Common Stock and cash from the Participant's account under the Plan shall be delivered to his estate.

16.  PARTICIPANT STATEMENTS:

Individual accounts shall be maintained for each Participant in the Plan by the recordkeeper and transfer agent appointed by the Committee. Account statements shall be mailed quarterly to Participants, which set forth the number of shares of Common Stock purchased and the Purchase Price of such shares.

17.  PURCHASE FOR INVESTMENT PURPOSES:

(a) The Plan is intended to provide shares of Common Stock for investment purposes. The Company does not, however, intend to restrict or influence any Participant in the conduct of such Participant's own affairs. A Participant may therefore sell shares purchased under the Plan at any time the Participant chooses, subject to compliance with any applicable U.S. federal or state securities laws, and local law as applicable with respect to a Participant outside of the United States.

(b) Because of certain U.S. federal tax requirements, each Participant subject to these requirements agrees by enrolling in the Plan, to notify the Company of any sale or other disposition of shares not held by the Participant more than two (2) years from the applicable Investment Date. The Company shall be entitled to presume that a Participant has disposed of any shares for which the Participant has requested a certificate.

(c) All certificated shares delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under all applicable laws, rules and regulations, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions.

18.  ADMINISTRATION:

The Plan shall be administered and interpreted by the Committee. The Committee is authorized, from time to time, to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan, and to make such determination under, and such interpretations of, and to take such steps in connection with the Plan, as it may deem necessary or advisable. Each determination, interpretation, or other action by the Committee shall be in its sole discretion and shall be final, binding and conclusive for all purposes and upon all persons.

19.  INDEMNIFICATION OF COMMITTEE:

To the extent permitted by law, the Company shall indemnify the members of the Committee from all claims for liability, loss or damage (including payment of expenses in connection with the defense against such claim) arising from any act or failure to act under the Plan, provided any such member shall give the Company an opportunity, at its own expense, to handle and defend such claims. This shall not include actions which may be held to include criminal liability under applicable law. The provisions of this Section 19 shall survive termination of the Plan.

20.  ADOPTION BY AFFILIATED COMPANY:

Any Affiliated Company, whether or not presently existing may, with the approval of the Committee, adopt this Plan, or take action with respect to an appendix or adopt a sub-plan, by proper corporate actions. A list of Employers is attached as Attachment A.

21.  WITHDRAWAL BY EMPLOYERS:

Any Employer may, at any time, withdraw from the Plan upon giving the Board and the Committee at least 30 days prior written notice of its intention to withdraw. The Committee in its discretion may direct that any Employer withdraw from the Plan.

22.  CREDITING SERVICE:

In the event of the adoption of the Plan by an Affiliated Company, the merger or consolidation of another company with an Employer, or the acquisition by an Employer of another company, the Committee shall determine the extent, if any, to which Employees affected by the event shall be credited under the Plan with service rendered to his employer prior to the event.

23.  EFFECTIVE DATE OF THE PLAN:

The Plan shall be effective as of July 1, 1999, subject to the approval of the shareholders.

24.  AMENDMENT OF THE PLAN:

The Board may, at any time, or from time to time, amend the Plan in any respect; provided, however, that the Plan may not be amended in any way that will cause rights issued under it to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code, including stockholder approval if required.

25.  COMMITTEE RULES FOR FOREIGN JURISDICTIONS:

(a) The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures.

(b) The Committee may also adopt sub-plans applicable to particular Affiliated Companies located outside the United States, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of
Section 11, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plans.

26.  TERMINATION OF THE PLAN:

The Company reserves the right to terminate this Plan by action of its Board, in its sole discretion, for whatever reason it may deem appropriate.

27.  NO EMPLOYMENT RIGHTS:

The existence of this Plan shall not confer any legal or other rights upon any Employee to a continuation of employment. Each Employer may take any action (including discharge) with respect to any Employee or other person without regard to the effect the action might have upon him as a Participant.

28.  NOTICES:

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company, at the location, or by the person designated by the Company for the receipt thereof.

29.  GENDER AND NUMBER:

Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

30.  SEVERABILITY:

If any provision of this Plan or sub-plan or any appendix thereto is held illegal or invalid for any reason, the other provisions of this Plan shall not be affected.

31.  SECURITIES LAW COMPLIANCE:

With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

32.  GOVERNING LAW:

To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the internal substantive laws, and not the choice of law provisions, of the State of New York.

                                  ATTACHMENT A

                             THE HERTZ CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN

PARTICIPATING AFFILIATED COMPANIES                            EFFECTIVE DATE
----------------------------------                            --------------
Big 4 Rents, Inc............................................  July 1, 1999
California Short Term AG Rentals, Inc.......................  July 1, 1999
First Choice Rental, Sales & Service, Inc...................  July 1, 1999
Hertz Claim Management Corporation..........................  July 1, 1999
Hertz Equipment Rental Corporation..........................  July 1, 1999
Hertz International, Ltd....................................  July 1, 1999
Hertz Local Edition Corp....................................  July 1, 1999
Mallory Enterprises of Bay County, Inc. (d/b/a A-1 Rent-All   July 1, 1999
  Center)...................................................
Miller Equipment Co., Inc...................................  July 1, 1999
Phillips/Day & Maddock, Inc.................................  July 1, 1999
RHG, Incorporated...........................................  July 1, 1999
S&R Rental and Supplies, Inc................................  July 1, 1999
The Hertz Corporation.......................................  July 1, 1999

                                                 NOTICE OF
                                                 1999
                                                 ANNUAL MEETING
                                                 OF STOCKHOLDERS
                                                 AND
                                                 PROXY STATEMENT

 RECYCLED LOGO        SOY INK LOGO

This Proxy Statement is printed
entirely on recycled and recyclable
paper. Soy ink, rather than
petroleum-based ink, is used.

                                                         Hertz Logo

[x] Please mark your
    votes as in this
    example.

________________________________________________________________________________
 The Board of Directors Recommends a Vote FOR the Election of all Management
                      Nominees and FOR Proposals 1 and 2
________________________________________________________________________________

                        FOR      WITHHELD

Election of Directors   [ ]        [ ]
(see reverse)

FOR, except vote withheld from the following nominee(s):


                                   FOR       AGAINST       ABSTAIN

Proposal 1-Ratification of         [ ]         [ ]           [ ]
Selection of Independent
Public Accountants

                                   FOR       AGAINST       ABSTAIN

Proposal 2-Approval of Hertz's     [ ]         [ ]           [ ]
Employee Stock Purchase Plan


                                    YES         NO

I Plan to Attend the Annual         [ ]         [ ]
Meeting


                                    YES         NO

I wish to Discontinue               [ ]         [ ]
Duplicate Annual Report
Mailings for this Account


I Have Written my New Address       [ ]
on the Reverse Side










SIGNATURE(S)__________________________________ DATE ________________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                P  R  O  X  Y


                            THE HERTZ CORPORATION

          Proxy Solicited on behalf of the Board of Directors for the
                        Annual Meeting of Stockholders



The undersigned hereby appoints John M. Devine and John M. Rintamaki, or either of them, proxies with power of substitution, to vote all the shares of Common Stock which the undersigned is entitled to vote on all matters, unless the contrary is indicated on the reverse side hereof, which may come before The Hertz Corporation's Annual Meeting of Stockholders to be held at The Park Ridge Marriott, 300 Brae Boulevard, Park Ridge, New Jersey at 10:00 a.m., eastern daylight savings time, on May 21, 1999, and any adjournments therof.

The proxies shall vote the shares represented by this proxy in the manner indicated on the reverse side hereof. Unless a contrary direction is indicated, the proxies shall vote the shares (a) "FOR" the election as directors of all the nominees named in the Proxy Statement and listed below or any other person selected by the Board of Directors in substitution for any of the nominees and
(b) "FOR" Proposals 1 and 2, each of which is set forth in the Proxy Statement.

                             ____________________


        Election of Directors, Nominees: Louis C. Burnett; John M. Devine; Craig R. Koch; Michael T. Monahan; Frank A. Olson; Peter J. Pestillo; John M. Rintamaki; John M. Thompson and Joseph A. Walker.


____________________________________________________________________
ADDRESS CHANGE; PLEASE NOTE CHANGE HERE AND MARK BOX ON REVERSE SIDE

____________________________________________________________________

                                 (Continued and to be signed on reverse side)